THE TREASURER'S FUND
SPECIAL MEETING OF SHAREHOLDERS
APRIL 14, 1997

PROPOSAL #1
To approve or disapprove a new advisory agreement to be effective upon the consummation of a purchase of certain partnership interests in Gabelli-O'Connor Fixed Income Mutual Funds Management Co.(The "Advisor") by Gabelli Funds, Inc. such Agreement to be substantially identical in all material respects to the Advisory Agreement in effect for the Corporation immediately prior to such transaction;

U.S. Treasury Money Market Portfolio

	FOR		AGAINST		ABSTAIN
	91,016,110.000		1,203,444.000		481,198.000

Domestic Prime Money Market Portfolio

	FOR		AGAINST		ABSTAIN
231,716,483.000		2,038,772.000		921,285.000

Tax Exempt Money Market Portfolio

	FOR		AGAINST		ABSTAIN
184,048,342.000		57,588.000		389,004.000

PROPOSAL #2
To elect thirteen directors of the Corporation, each to hold office until his successor is duly elected and qualified;

U.S. Treasury Money Market Portfolio

	FOR		WITHHELD
Thomas E. O'Connor	91,718,176.000		982,576.000
Felix J. Christiana	91,718,176.000		982,576.000
Mary E. Hauck	91,718,176.000		982,576.000
Robert C. Kolodny, M.D.	91,718,176.000		982,576.000
Anthony R. Pustorino	91,718,176.000		982,576.000
Gary L. Roubos	91,718,176.000		982,576.000
William A. Merritt, Jr.	91,718,176.000		982,576.000
Anthonie van Ekris	91,718,176.000		982,576.000
Karl Otto Pohl	91,718,176.000		982,576.000
Mario J. Gabelli	91,718,176.000		982,576.000
Anthony J. Colavita	91,718,176.000		982,576.000
Werner J. Roeder, M.D.	91,718,176.000		982,576.000
Richard N. Daniel	91,718,176.000		982,576.000

Domestic Prime Money Market Portfolio

	FOR		WITHHELD
Thomas E. O'Connor	234,319,481.000		357,060.000
Felix J. Christiana	234,319,481.000		357,060.000
Mary E. Hauck	234,319,481.000		357,060.000
Robert C. Kolodny, M.D.	234,319,481.000		357,060.000
Anthony R. Pustorino	234,319,481.000		357,060.000
Gary L. Roubos	234,319,481.000		357,060.000
William A. Merritt, Jr.	234,319,481.000		357,060.000
Anthonie van Ekris	234,319,481.000		357,060.000
Karl Otto Pohl	234,319,481.000		357,060.000
Mario J. Gabelli	234,319,481.000		357,060.000
Anthony J. Colavita	234,319,481.000		357,060.000
Werner J. Roeder, M.D.	234,319,481.000		357,060.000
Richard N. Daniel	234,319,481.000		357,060.000

Tax Exempt Money Market Portfolio

	FOR		WITHHELD
Thomas E. O'Connor	184,375,031.000		119,904.000
Felix J. Christiana	184,375,031.000		119,904.000
Mary E. Hauck	184,375,031.000		119,904.000
Robert C. Kolodny, M.D.	184,375,031.000		119,904.000
Anthony R. Pustorino	184,375,031.000		119,904.000
Gary L. Roubos	184,375,031.000		119,904.000
William A. Merritt, Jr.	184,375,031.000		119,904.000
Anthonie van Ekris	184,375,031.000		119,904.000
Karl Otto Pohl	184,375,031.000		119,904.000
Mario J. Gabelli	184,375,031.000		119,904.000
Anthony J. Colavita	184,375,031.000		119,904.000
Werner J. Roeder, M.D.	184,375,031.000		119,904.000
Richard N. Daniel	184,375,031.000		119,904.000

PROPOSAL #3
To ratify or reject the selection of Ernst & Young LLP as independent accountants of the Corporation for its fiscal year ending October 31, 1997; U.S. Treasury Money Market Portfolio

	FOR		AGAINST		ABSTAIN
91,574,977.000		877,171.000		238,603.000

Domestic Prime Money Market Portfolio

	FOR		AGAINST		ABSTAIN
232,820,574.000		1,493,795.000		362,171.000

Tax Exempt Money Market Portfolio

	FOR		AGAINST		ABSTAIN
184,359,946.000		30,139.000		104,848.000